EMPIRE STATE REALTY TRUST

DECEMBER 2025 **SUPPLEMENTAL OPERATING AND FINANCIAL DATA**

Fourth Quarter 2025

Forward-looking Statements
This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and can generally be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “estimate,” “may,” “will,” “should,” “would,” and similar expressions. Forward-looking statements are based on our current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied.
Forward-looking statements are based on our current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others: economic and market conditions (including the impact of catastrophic events, pandemics, extreme weather, terrorism, armed hostilities, cybersecurity threats and other technology disruptions); increased costs due to tariffs or other economic factors; changes in the New York City office, retail and tourism markets (including changes in the use of office space and remote work); leasing activity, tenant defaults, early terminations and renewals, occupancy levels and rental rates; performance of the Observatory (including tourism levels, currency and geopolitical impacts, weather and competition); interest rate volatility and capital markets conditions, including our ability to refinance, restructure or extend indebtedness; real estate valuation declines and potential impairment charges; our ability to execute capital projects and complete acquisitions on acceptable terms; risks relating to governmental regulation, environmental and climate-related requirements (including Local Law 97), and our ability to achieve sustainability goals and metrics; risks relating to our ground leases; our ability to maintain our qualification as a REIT; potential taxable gain arising from transactions structured to qualify under Section 1031; legal proceedings; and risks relating to our disclosure controls and internal control over financial reporting. For a discussion of these and other factors, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2024 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this presentation. We undertake no obligation to update or revise any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Fourth Quarter 2025
Supplemental Definitions

Funds From Operations
We compute Funds From Operations ("FFO") in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-off of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.
Modified Funds From Operations
Modified Funds From Operations ("Modified FFO") adds back an adjustment for any below-market ground lease amortization to traditionally defined FFO. We believe this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.
Core Funds From Operations
Core Funds From Operations ("Core FFO") adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses, IPO litigation expense and interest expense associated with property in receivership. The Company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Core Funds Available for Distribution
In addition to Core FFO, we present Core Funds Available for Distribution ("Core FAD") by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses, amortization of loss on interest rate derivative and (ii) deducting straight-line rent, amortization of debt premiums and above/below market rent revenue, and recurring capital improvements such as second generation leasing commissions, tenant improvements, prebuilts, capital expenditures and furniture, fixtures & equipment. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.
Net Operating Income and Property Cash NOI
Net Operating Income ("NOI") is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt, impairment charges and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. In some cases, the Company also presents (1) Property Cash NOI, which excludes Observatory NOI and the effects of straight-line rent, fair value lease revenue, and straight-line ground rent expense adjustment, and (2) Property Cash NOI excluding lease termination fees. Property Cash NOI is presented solely as a supplemental disclosure that management believes allows investors to compare NOI performance across periods without taking into account the effect of certain non-cash rental revenues and straight-line ground rent expense adjustment. Similar to depreciation and amortization expense, fair value lease revenues, because of historical cost accounting, may distort operating performance measures at the property level. Additionally, presenting NOI excluding the impact of straight-line rent and straight-line ground rent expense adjustment provides investors with an alternative view of operating performance at the property level that more closely reflects net cash generated in the portfolio. Presenting Property Cash NOI excluding lease termination fees provides investors with additional information that allows them to compare operating performance between periods without taking into account termination fees, which can distort the results for any given period because they generally represent multiple months or years of a tenant’s rental obligations that are paid in a lump sum in connection with a negotiated early termination of the tenant’s lease and are not reflective of the core ongoing operating performance of the Company’s portfolio. However, the usefulness of NOI, Property Cash NOI, and Property Cash NOI excluding lease termination fees is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI and Property Cash NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI and Property Cash NOI are measurements of the operating performance of our properties but do not measure our performance as a whole. These metrics therefore are not substitutes for net income as computed in accordance with GAAP. These measures should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI, Property Cash NOI or similarly titled measures and, accordingly, our measures may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.
Same Store
In the Company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were owned by the Company throughout each period presented. The Company refers to properties acquired prior to the beginning of the earliest period presented and owned by the Company through the end

Fourth Quarter 2025
Supplemental Definitions

of the latest period presented as “Same Store”. Same Store therefore excludes properties acquired after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store. The Company’s definition of Same Store also excludes properties held-for-sale or those which we otherwise expect to dispose of in the subsequent quarter, properties placed in receivership, and our multifamily properties. For mixed-use properties, all same store property NOI is represented in the property category that comprises the majority of that mixed-use property's NOI. As of December 31, 2025, Same Store excludes our multifamily properties, Metro Center, Stamford, CT, which was disposed in December 2025, 130 Mercer, SoHo, NY, which was acquired in December 2025, the North Sixth Street Collection, which comprised four acquisitions that occurred between September 2023 and June 2025, and First Stamford Place, Stamford, CT which was placed into receivership in May 2024 and title subsequently transferred to the lender in February 2025. Prior period Same Store NOI has been adjusted to reflect properties added or removed to Same Store in the current period as a result of the Company’s acquisition and disposition activity, as applicable.
EBITDA and Adjusted EBITDA
We compute EBITDA as net income plus interest expense, interest expense associated with property in receivership, income taxes and depreciation and amortization. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of its financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For Adjusted EBITDA, we add back impairment charges and (gain) loss on disposition of property.
Net Debt to Adjusted EBITDA
We compute Net Debt to Adjusted EBITDA as the Company’s pro-rata share of gross debt less cash and cash equivalents divided by the Company’s pro-rata share of trailing twelve months Adjusted EBITDA. The Company believes that the presentation of Net Debt to Adjusted EBITDA provides useful information to investors because the Company reviews Net Debt to Adjusted EBITDA as part of the management of its overall financial flexibility, capital structure and leverage based on its percentage ownership interest in all of its assets.

Fourth Quarter 2025

COMPANY PROFILE
Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory, ranked the #1 Top Attraction in New York City for the fourth consecutive year in Tripadvisor’s 2025 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is a recognized leader in energy efficiency and indoor environmental quality.

BROAD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
Steven J. Gilbert	Director, Lead Independent Director, Chair of the Compensation Committee
S. Michael Giliberto	Director, Chair of the Audit Committee
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
George L. W. Malkin	Director
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee
Christina Van Tassell	Director
Hannah Yang	Director

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
Christina Chiu	President
Thomas P. Durels	Executive Vice President, Real Estate
Steve Horn	Executive Vice President, Chief Financial Officer & Chief Accounting Officer

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 687-8700

RESEARCH COVERAGE

BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Seth Bergey	(212) 816-2066	seth.bergey@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Dylan Burzinski	(949) 640-8780	dburzinski@greenstreetadvisors.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Ally Yaseen	(646) 582-9253	ayaseen@wolferesearch.com

Fourth Quarter 2025
Condensed Consolidated Balance Sheet
(unaudited and dollars in thousands)

Assets	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Commercial real estate properties, at cost	$4,205,907	$3,940,755	$3,903,950	$3,825,422	$3,786,653
Less: accumulated depreciation	(1,366,829)	(1,381,726)	(1,341,144)	(1,306,924)	(1,274,193)
Commercial real estate properties, net	2,839,078	2,559,029	2,562,806	2,518,498	2,512,460
Contract asset(1)	—	—	—	—	170,419
Cash and cash equivalents	132,657	154,113	94,643	187,823	385,465
Restricted cash	33,854	43,642	42,084	49,589	43,837
Tenant and other receivables	22,063	27,416	28,124	29,071	31,427
Deferred rent receivables	255,270	259,070	255,272	252,299	247,754
Prepaid expenses and other assets	93,355	58,679	85,083	64,233	101,852
Deferred costs, net	267,682	177,307	181,694	181,802	183,987
Acquired below-market ground leases, net	305,579	307,537	309,495	311,452	313,410
Right of use assets	27,944	28,007	28,070	28,134	28,197
Goodwill	491,479	491,479	491,479	491,479	491,479
Total assets	$4,468,961	$4,106,279	$4,078,750	$4,114,380	$4,510,287

Liabilities and Equity
Mortgage notes payable, net	$619,269	$691,046	$691,440	$691,816	$692,176
Senior unsecured notes, net	1,270,668	1,097,498	1,097,355	1,097,212	1,197,061
Unsecured term loan facility, net	336,794	268,959	268,883	268,807	268,731
Unsecured revolving credit facility	145,000	—	—	—	120,000
Debt associated with property in receivership	—	—	—	—	177,667
Accrued interest associated with property in receivership	—	—	—	—	5,433
Accounts payable and accrued expenses	120,150	111,732	104,315	135,298	132,016
Acquired below-market leases, net	39,767	15,875	17,081	18,306	19,497
Ground lease liabilities	27,944	28,007	28,070	28,134	28,197
Deferred revenue and other liabilities	59,901	64,191	55,343	61,888	62,639
Tenants' security deposits	27,276	30,751	27,015	27,044	24,908
Total liabilities	2,646,769	2,308,059	2,289,502	2,328,505	2,728,325
Total equity	1,822,192	1,798,220	1,789,248	1,785,875	1,781,962
Total liabilities and equity	$4,468,961	$4,106,279	$4,078,750	$4,114,380	$4,510,287
Note:
(1) This contract asset represents the amount of obligation which was released on February 5, 2025, upon the final resolution of the foreclosure process on First Stamford Place.

Fourth Quarter 2025
Condensed Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Revenues
Rental revenue (1)	$159,721	$158,410	$153,540	$154,542	$155,127
Observatory revenue	35,232	36,037	33,899	23,161	38,275
Lease termination fees	—	—	464	—	—
Third-party management and other fees	240	404	408	431	258
Other revenue and fees	4,031	2,879	2,939	1,932	3,942
Total revenues	199,224	197,730	191,250	180,066	197,602
Operating expenses
Property operating expenses	47,817	46,957	44,880	45,060	46,645
Ground rent expenses	2,332	2,331	2,332	2,331	2,332
General and administrative expenses	18,474	18,743	18,685	16,940	17,870
Observatory expenses	10,787	9,510	9,822	8,118	9,730
Real estate taxes	33,842	33,241	32,607	33,050	32,720
Depreciation and amortization	50,566	47,615	47,802	48,779	45,365
Total operating expenses	163,818	158,397	156,128	154,278	154,662
Total operating income	35,406	39,333	35,122	25,788	42,940
Other income (expense)
Interest income	1,949	1,146	1,867	3,786	5,068
Interest expense	(25,880)	(25,189)	(25,126)	(26,938)	(27,380)
Interest expense associated with property in receivership	—	—	—	(647)	(1,921)
Loss on early extinguishment of debt	(97)	—	—	—	—
Gain on disposition of property	21,848	—	—	13,170	1,237
Income before income taxes	33,226	15,290	11,863	15,159	19,944
Income tax (expense) benefit	(1,054)	(1,645)	(478)	619	(1,151)
Net income	32,172	13,645	11,385	15,778	18,793
Net income attributable to noncontrolling interests:
Non-controlling interests in the Operating Partnership	(11,446)	(4,610)	(3,815)	(5,508)	(6,575)
Private perpetual preferred unit distributions	(1,050)	(1,050)	(1,051)	(1,050)	(1,050)
Net income attributable to common stockholders	$19,676	$7,985	$6,519	$9,220	$11,168

Weighted average common shares outstanding
Basic	168,693	169,250	168,368	167,181	166,671
Diluted	270,328	270,357	269,951	269,529	270,251

Earnings per share attributable to common stockholders
Basic	$0.12	$0.05	$0.04	$0.06	$0.07
Diluted	$0.12	$0.05	$0.04	$0.05	$0.07

Dividends per share	$0.035	$0.035	$0.035	$0.035	$0.035
Note:
(1) The following table reflects the components of rental revenue:

	Three Months Ended
Rental Revenue	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Base rent	$138,956	$136,371	$133,987	$136,096	$135,629
Billed tenant expense reimbursement	20,765	22,039	19,553	18,446	19,498
Total rental revenue	$159,721	$158,410	$153,540	$154,542	$155,127
The preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

Fourth Quarter 2025
FFO, Modified FFO, Core FFO, Core FAD and EBITDA
(unaudited and in thousands, except per share amounts)

	Three Months Ended
Reconciliation of Net Income to FFO, Modified FFO, and Core FFO	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net Income	$32,172	$13,645	$11,385	$15,778	$18,793
Preferred unit distributions	(1,050)	(1,050)	(1,051)	(1,050)	(1,050)
Real estate depreciation and amortization	49,689	46,741	46,921	47,871	44,386
Gain on disposition of property	(21,848)	—	—	(13,170)	(1,237)
FFO attributable to common stockholders and the Operating Partnership	58,963	59,336	57,255	49,429	60,892
Amortization of below-market ground lease	1,958	1,957	1,958	1,958	1,958
Modified FFO attributable to common stockholders and the Operating Partnership	60,921	61,293	59,213	51,387	62,850
Interest expense associated with property in receivership	—	—	—	647	1,921
Loss on early extinguishment of debt	97	—	—	—	—
IPO litigation expense(1)	632	—	—	—	—
Core FFO attributable to common stockholders and the Operating Partnership	$61,650	$61,293	$59,213	$52,034	$64,771

Total weighted average shares and Operating Partnership units
Basic	266,825	266,963	266,899	267,073	264,798
Diluted	270,328	270,357	269,951	269,529	270,251

FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.22	$0.22	$0.21	$0.19	$0.23
Diluted	$0.22	$0.22	$0.21	$0.18	$0.23

Modified FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.23	$0.23	$0.22	$0.19	$0.24
Diluted	$0.23	$0.23	$0.22	$0.19	$0.23
Core FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.23	$0.23	$0.22	$0.19	$0.24
Diluted	$0.23	$0.23	$0.22	$0.19	$0.24
(1) Included as a component of general and administrative expenses in the accompanying condensed consolidated statements of operations.

Reconciliation of Core FFO to Core FAD
Core FFO	$61,650	$61,293	$59,213	$52,034	$64,771
Add:
Amortization of deferred financing costs	1,172	1,082	1,080	1,094	1,099
Non-real estate depreciation and amortization	877	874	880	908	979
Amortization of non-cash compensation expense	6,807	6,484	6,900	4,980	6,107
Amortization of loss on interest rate derivative	1,386	1,385	1,386	1,386	1,386
Deduct:
Straight-line rental revenues, above/below market rent, and other non-cash adjustments	(5,380)	(5,832)	(4,913)	(6,407)	(5,044)
Corporate capital expenditures	(772)	(218)	(234)	(83)	(226)
Tenant improvements - second generation	(21,406)	(15,979)	(36,890)	(39,304)	(45,969)
Building improvements - second generation	(4,704)	(5,571)	(7,868)	(5,770)	(9,377)
Leasing commissions - second generation	(8,730)	(3,144)	(7,605)	(7,629)	(10,769)
Core FAD	$30,900	$40,374	$11,949	$1,209	$2,957

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$32,172	$13,645	$11,385	$15,778	$18,793
Interest expense	25,880	25,189	25,126	26,938	27,380
Interest expense associated with property in receivership	—	—	—	647	1,921
Income tax expense (benefit)	1,054	1,645	478	(619)	1,151
Depreciation and amortization	50,566	47,615	47,802	48,779	45,365
EBITDA	109,672	88,094	84,791	91,523	94,610
Gain on disposition of property	(21,848)	—	—	(13,170)	(1,237)
Adjusted EBITDA	$87,824	$88,094	$84,791	$78,353	$93,373

Fourth Quarter 2025
Highlights
(unaudited and dollars and shares in thousands, except per share amounts)

	Three Months Ended
Office and Retail Metrics:	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total rentable square footage(1)	8,324,766	8,603,750	8,611,559	8,617,292	8,616,284
Percent occupied (1)(2)	90.3%	90.0%	89.2%	87.9%	88.6%
Percent leased (1)(3)	93.6%	92.6%	93.1%	92.5%	93.5%

Same Store Property Cash Net Operating Income (NOI) - excluding lease termination fees:
Office portfolio	$64,863	$64,715	$63,589	$61,548	$64,110
Retail portfolio	2,297	2,171	2,298	2,433	2,472
Total Same Store Property Cash NOI, excluding lease termination fees	$67,160	$66,886	$65,887	$63,981	$66,582

Multifamily Metrics:
Multifamily Cash NOI	$5,128	$5,284	$5,173	$4,643	$4,168
Total number of units	743	743	743	732	732
Percent occupied	97.8%	98.6%	98.6%	99.0%	98.5%

Observatory Metrics:
Observatory NOI	$24,445	$26,527	$24,077	$15,043	$28,545
Number of visitors (4)	618,000	648,000	629,000	428,000	718,000
Change in visitors year-over-year	(13.9)%	(10.9)%	(2.9)%	(11.8)%	1.0%
Ratios:
Debt to Total Market Capitalization (5)	55.7%	48.2%	46.9%	47.8%	44.0%
Net Debt to Total Market Capitalization (5)	54.3%	46.3%	45.8%	45.4%	39.5%
Debt and Perpetual Preferred Units to Total Market Capitalization (5)	57.8%	50.3%	49.0%	49.8%	45.7%
Net Debt and Perpetual Preferred Units to Total Market Capitalization (5)	56.4%	48.5%	47.8%	47.5%	41.4%
Debt to Adjusted EBITDA (6)	6.7x	6.0x	5.8x	5.8x	6.4x
Net Debt to Adjusted EBITDA (6)	6.3x	5.6x	5.6x	5.2x	5.3x
Core FFO Payout Ratio (7)	16%	16%	16%	19%	15%
Core FAD Payout Ratio (8)	32%	24%	82%	805%	324%
Core FFO per share - diluted	$0.23	$0.23	$0.22	$0.19	$0.24
Diluted weighted average shares	270,328	270,357	269,951	269,529	270,251
Class A common stock price at quarter end	$6.52	$7.66	$8.09	$7.82	$10.32
Dividends declared and paid per share	$0.035	$0.035	$0.035	$0.035	$0.035
Dividends per share - annualized	$0.14	$0.14	$0.14	$0.14	$0.14
Dividend yield (9)	2.1%	1.8%	1.7%	1.8%	1.4%
Series 2014 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560	1,560	1,560	1,560	1,560
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664	4,664	4,664	4,664	4,664
Class A common stock	169,523	168,970	168,301	167,094	166,405
Class B common stock (10)	972	972	975	976	978
Operating partnership units	107,225	108,674	109,308	110,662	106,768
Total common stock and operating partnership units outstanding (11)	277,720	278,616	278,584	278,732	274,151
Notes:
(1) Rentable square footage, occupied percentage, and leased percentage excludes approximately 15,000 square feet of space under redevelopment related to the June 2025 acquisition of 86-90 North 6th Street and approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, which will be redeveloped,
(2) Based on leases signed and commenced as of end of period. Percent occupied excludes storage and broadcasting space.
(3) Represents occupancy and includes signed leases not commenced. Percent leased excludes storage and broadcasting space.
(4) Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(5) Market capitalization represents the sum of (i) Company's common stock per share price as of December 31, 2025 multiplied by the total outstanding number of shares of common stock and operating partnership units as of December 31, 2025, (ii) the number of Series 2014 perpetual preferred units at December 31, 2025 multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at December 31, 2025 multiplied by $13.52, and (iv) our outstanding indebtedness as of December 31, 2025.
(6) Calculated based on trailing 12 months Adjusted EBITDA. For the period ended December 31, 2025, includes an implied annualized adjusted EBITDA for 130 Mercer, derived from its purchase price and Asset Value calculated in accordance with our credit facility agreement, and excludes the trailing 12 months Adjusted EBITDA of approximately $5 million relating to Metro Center, Stamford CT, which was disposed in December 2025. For the periods ended March 31, 2025 and December 31, 2024, excludes trailing 12 months Adjusted EBITDA of $2 million and $5 million, respectively, relating to First Stamford Place, Stamford CT, which was placed into receivership at the end of May 2024 and title subsequently transferred to the lender in February 2025.
(7) Represents the amount of Core FFO paid out in distributions.
(8) Quarterly Core FAD may fluctuate significantly due to the timing of capital expenditures and leasing commission costs.
(9) Based on the closing price per share of Class A common stock on December 31, 2025.
(10) We have two classes of common stock as a means to give our OP Unit holders voting rights in the public company that correspond to their economic interest in the combined entity. A one-time option was created at our formation transactions for any pre-IPO OP Unit holder to exchange one OP Unit out of every 50 OP Units they owned for one Class B share, and such Class B share carries 50 votes to the extent such holder continues to hold 49 OP units for every Class B share.
(11) Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

Fourth Quarter 2025
Property Summary - Same Store NOI
(unaudited and dollars in thousands)

	Three Months Ended					Twelve Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Same Store Portfolio(1)
Revenues	$146,403	$144,695	$140,791	$140,762	$143,756	$572,651	$560,944
Operating expenses	(76,597)	(74,827)	(73,061)	(73,285)	(74,745)	(297,770)	(285,727)
Same store property NOI	69,806	69,868	67,730	67,477	69,011	274,881	275,217
Straight-line rent	(3,993)	(4,329)	(3,172)	(4,867)	(3,910)	(16,361)	(11,697)
Above/below-market rent revenue amortization	(611)	(610)	(629)	(587)	(477)	(2,437)	(2,135)
Below-market ground lease amortization	1,958	1,957	1,958	1,958	1,958	7,831	7,832
Total same store property cash NOI - excluding lease termination fees	$67,160	$66,886	$65,887	$63,981	$66,582	$263,914	$269,217

Percent change over prior year	0.9%	(0.9)%	(5.4)%	(2.2)%	(3.1)%	(2.0)%	5.3%

Total same store property cash NOI - excluding lease termination fees	$67,160	$66,886	$65,887	$63,981	$66,582	$263,914	$269,217
Lease termination fees	—	—	464	—	—	464	4,771
Total same store property cash NOI	$67,160	$66,886	$66,351	$63,981	$66,582	$264,378	$273,988

Same Store Office(1),(2)
Revenues	$142,004	$140,613	$136,543	$136,408	$139,380	$555,568	$544,539
Operating expenses	(74,883)	(73,102)	(71,336)	(71,598)	(73,062)	(290,919)	(278,995)
Same store property NOI	67,121	67,511	65,207	64,810	66,318	264,649	265,544
Straight-line rent	(3,605)	(4,143)	(2,947)	(4,633)	(3,689)	(15,328)	(10,986)
Above/below-market rent revenue amortization	(611)	(610)	(629)	(587)	(477)	(2,437)	(2,135)
Below-market ground lease amortization	1,958	1,957	1,958	1,958	1,958	7,831	7,832
Total same store property cash NOI - excluding lease termination fees	64,863	64,715	63,589	61,548	64,110	254,715	260,255
Lease termination fees	—	—	464	—	—	464	4,771
Total same store property cash NOI	$64,863	$64,715	$64,053	$61,548	$64,110	$255,179	$265,026

Same Store Retail(1)
Revenues	$4,399	$4,082	$4,248	$4,354	$4,376	$17,083	$16,405
Operating expenses	(1,714)	(1,725)	(1,725)	(1,687)	(1,683)	(6,851)	(6,732)
Same store property NOI	2,685	2,357	2,523	2,667	2,693	10,232	9,673
Straight-line rent	(388)	(186)	(225)	(234)	(221)	(1,033)	(711)
Above/below-market rent revenue amortization	—	—	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—	—	—
Total same store property cash NOI - excluding lease termination fees	2,297	2,171	2,298	2,433	2,472	9,199	8,962
Lease termination fees	—	—	—	—	—	—	—
Total same store property cash NOI	$2,297	$2,171	$2,298	$2,433	$2,472	$9,199	$8,962
Notes:
(1) Revenues include the same-store portion of Rental revenue and Other revenue and fees. Operating expenses include the same-store portion of Property operating expenses, Ground rent expenses, and Real estate taxes.
(2) Includes 475,442 rentable square feet of retail space in the Company's nine Same Store office properties.

Fourth Quarter 2025
Same Store NOI
(unaudited and dollars in thousands)

	Three Months Ended					Twelve Months Ended
Reconciliation of Net Income to Cash NOI and Same Store Cash NOI	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income	$32,172	$13,645	$11,385	$15,778	$18,793	$72,980	$80,359
Add:
General and administrative expenses	18,474	18,743	18,685	16,940	17,870	72,842	70,234
Depreciation and amortization	50,566	47,615	47,802	48,779	45,365	194,762	184,818
Interest expense	25,880	25,189	25,126	26,938	27,380	103,133	105,239
Interest expense associated with property in receivership	—	—	—	647	1,921	647	4,471
Loss on early extinguishment of debt	97	—	—	—	—	97	553
Income tax expense (benefit)	1,054	1,645	478	(619)	1,151	2,558	2,688
Less:
Gain on disposition of property	(21,848)	—	—	(13,170)	(1,237)	(35,018)	(13,302)
Third-party management and other fees	(240)	(404)	(408)	(431)	(258)	(1,483)	(1,170)
Interest income	(1,949)	(1,146)	(1,867)	(3,786)	(5,068)	(8,748)	(21,298)
Net operating income	104,206	105,287	101,201	91,076	105,917	401,770	412,592
Straight-line rent	(4,320)	(4,688)	(3,748)	(5,283)	(4,045)	(18,039)	(11,283)
Above/below-market rent revenue amortization	(737)	(821)	(840)	(798)	(674)	(3,196)	(2,177)
Below-market ground lease amortization	1,958	1,957	1,958	1,958	1,958	7,831	7,832
Total cash NOI - including Observatory and lease termination fees	101,107	101,735	98,571	86,953	103,156	388,366	406,964
Less: Observatory NOI	(24,445)	(26,527)	(24,077)	(15,043)	(28,545)	(90,092)	(99,543)
Less: cash NOI from non-Same Store properties	(9,502)	(8,322)	(8,143)	(7,929)	(8,029)	(33,896)	(33,433)
Total Same Store property cash NOI - including lease termination fees	67,160	66,886	66,351	63,981	66,582	264,378	273,988
Less: Lease termination fees	—	—	(464)	—	—	(464)	(4,771)
Total Same Store property cash NOI - excluding Observatory and lease termination fees	$67,160	$66,886	$65,887	$63,981	$66,582	$263,914	$269,217

Multifamily NOI
Revenues	$10,155	$10,080	$9,846	$9,646	$9,322	$39,727	$36,095
Operating expenses	(5,021)	(4,786)	(4,665)	(4,993)	(5,145)	(19,465)	(18,555)
NOI	5,134	5,294	5,181	4,653	4,177	20,262	17,540
Straight-line rent	(64)	(68)	(67)	(67)	(67)	(266)	(347)
Above/below-market rent revenue amortization	58	58	59	57	58	232	231
Cash NOI	$5,128	$5,284	$5,173	$4,643	$4,168	$20,228	$17,424

Fourth Quarter 2025
Property Summary - Leasing Activity by Quarter
(unaudited)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total Office and Retail Portfolio(1)
Total leases executed	27	16	22	20	20
Weighted average lease term	6.7 years	8.1 years	9.9 years	8.4 years	8.0 years
Average free rent period	2.9 months	6.0 months	7.6 months	7.8 months	5.7 months

Office
Total square footage executed	333,451	71,859	221,776	229,367	378,913
Average starting cash rent psf - leases executed	$73.63	$69.97	$71.21	$66.43	$78.40
Previously escalated cash rents psf	$69.20	$67.33	$63.50	$60.63	$71.03
Percentage of new cash rent over previously escalated rents	6.4%	3.9%	12.1%	9.6%	10.4%

Retail
Total square footage executed	125,022	16,021	10,332	1,181	—
Average starting cash rent psf - leases executed	$81.43	$128.33	$268.92	$193.00	$—
Previously escalated cash rents psf	$83.81	$145.48	$316.28	$183.74	$—
Percentage of new cash rent over previously escalated rents	(2.8)%	(11.8)%	(15.0)%	5.0%	—%

Total Office and Retail Portfolio
Total square footage executed	458,473	87,880	232,108	230,548	378,913
Average starting cash rent psf - leases executed	$75.61	$80.61	$80.01	$67.08	$78.40
Previously escalated cash rents psf	$72.90	$81.57	$74.75	$61.27	$71.03
Percentage of new cash rent over previously escalated rents	3.7%	(1.2)%	7.0%	9.5%	10.4%

Leasing commission costs per square foot	$21.53	$33.24	$31.62	$22.39	$21.73
Tenant improvement costs per square foot	33.61	59.60	86.85	47.92	49.46
Total LC and TI per square foot(2)	$55.14	$92.84	$118.47	$70.31	$71.19
Total LC and TI per square foot per year of weighted average lease term	$8.25	$11.48	$11.93	$8.34	$8.89
Occupancy(3),(4)	90.3%	90.0%	89.2%	87.9%	88.6%

Manhattan Office Portfolio
Total leases executed	18	14	18	18	18

Office - New Leases
Total square footage executed	106,311	26,430	202,499	43,184	184,258
Average starting cash rent psf - leases executed	$70.97	$68.56	$72.28	$69.13	$71.07
Previously escalated cash rents psf	$62.55	$67.69	$63.11	$66.77	$59.54
Percentage of new cash rent over previously escalated rents	13.5%	1.3%	14.5%	3.5%	19.4%

Office - Renewal Leases(1)
Current Renewals	14,542	30,907	19,277	177,328	10,178
Early Renewals	212,598	14,522	—	—	172,286
Total square footage executed	227,140	45,429	19,277	177,328	182,464
Average starting cash rent psf - leases executed	$74.88	$70.80	$59.97	$66.62	$86.98
Previously escalated cash rents psf	$72.31	$67.11	$67.51	$59.35	$83.14
Percentage of new cash rent over previously escalated rents	3.6%	5.5%	(11.2)%	12.3%	4.6%

Total Manhattan Office Portfolio
Total square footage executed	333,451	71,859	221,776	220,512	366,722
Average starting cash rent psf - leases executed	$73.63	$69.97	$71.21	$67.11	$78.99
Previously escalated cash rents psf	$69.20	$67.33	$63.50	$60.80	$71.28
Percentage of new cash rent over previously escalated rents	6.4%	3.9%	12.1%	10.4%	10.8%

Leasing commission costs per square foot	$14.38	$20.16	$28.97	$22.47	$21.85
Tenant improvement costs per square foot	36.36	47.79	89.60	49.50	47.96
Total LC and TI per square foot(2)	$50.74	$67.95	$118.57	$71.97	$69.81
Total LC and TI per square foot per year of weighted average lease term	$10.01	$10.76	$11.79	$8.41	$8.66
Occupancy(3),(4)	89.9%	90.3%	89.5%	88.1%	89.0%
(Table continued on next page)

Fourth Quarter 2025
Property Summary - Leasing Activity by Quarter - (Continued)
(unaudited)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Retail Portfolio
Total leases executed	9	2	4	1	—
Total square footage executed	125,022	16,021	10,332	1,181	—
Average starting cash rent psf - leases executed	$81.43	$128.33	$268.92	$193.00	$—
Previously escalated cash rents psf	$83.81	$145.48	$316.28	$183.74	$—
Percentage of new cash rent over previously escalated rents	(2.8)%	(11.8)%	(15.0)%	5.0%	—

Leasing commission costs per square foot	$40.58	$91.92	$88.59	$63.04	$—
Tenant improvement costs per square foot	26.29	112.59	27.88	—	—
Total LC and TI per square foot(2)	$66.87	$204.51	$116.47	$63.04	$—
Total LC and TI per square foot per year of weighted average lease term	$6.09	$12.74	$16.15	$6.25	$—
Occupancy(3),(4)	94.4%	92.8%	91.7%	91.2%	90.4%

Multifamily Portfolio
Percent occupied	97.8%	98.6%	98.6%	99.0%	98.5%
Total number of units	743	743	743	732	732
Notes:
(1) Includes Early Renewals which are leases that were signed over two years prior to the lease expiration.
(2) Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they are paid.
(3) All occupancy rates exclude broadcasting and storage space.
(4) As applicable, excludes approximately 15,000 square feet of space under redevelopment related to the June 2025 acquisition of 86-90 North 6th Street and approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, which will be redeveloped.

Fourth Quarter 2025
Commercial Property Detail
(unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2),(3)	Percent Leased (3),(4)	Annualized Rent (5)	Annualized Rent per Occupied Square Foot (6)	Number of Leases (7)
Office (8)
The Empire State Building	Penn Station -Times Sq. South	2,711,351	91.8%	96.0%	$172,538,871	$69.96	148
One Grand Central Place	Grand Central	1,227,813	84.6%	93.1%	66,643,364	64.30	116
1400 Broadway (9)	Penn Station -Times Sq. South	917,281	92.9%	96.8%	54,120,027	63.57	17
111 West 33rd Street (10)	Penn Station -Times Sq. South	639,629	93.1%	94.3%	42,126,994	70.69	21
250 West 57th Street	Columbus Circle - West Side	476,847	82.9%	84.2%	28,124,627	71.27	28
1359 Broadway	Penn Station -Times Sq. South	456,634	87.1%	87.1%	23,777,747	59.87	29
501 Seventh Avenue	Penn Station -Times Sq. South	455,432	89.2%	89.2%	22,687,884	55.89	15
1350 Broadway (11)	Penn Station -Times Sq. South	384,128	93.4%	94.2%	22,468,237	62.74	48
1333 Broadway	Penn Station -Times Sq. South	297,126	89.8%	89.8%	15,463,555	57.98	11
Total/Weighted Average Office Properties		7,566,241	89.9%	93.5%	447,951,306	66.14	433

Retail Properties (8)
112 West 34th Street (10)	Penn Station -Times Sq. South	93,057	100.0%	100.0%	26,022,498	279.64	4
The Empire State Building	Penn Station -Times Sq. South	88,143	78.3%	78.3%	7,989,316	115.79	11
North Sixth Street Collection (12)	Williamsburg - Brooklyn	87,355	91.2%	97.5%	11,408,527	143.17	16
One Grand Central Place	Grand Central	70,810	100.0%	100.0%	8,673,298	122.49	12
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	100.0%	10,507,517	156.83	4
250 West 57th Street	Columbus Circle - West Side	63,443	93.2%	94.8%	9,237,589	156.30	6
1542 Third Avenue	Upper East Side	58,161	100.0%	100.0%	3,093,298	53.19	4
10 Union Square	Union Square	58,049	88.2%	88.2%	7,962,960	155.51	8
1359 Broadway	Penn Station -Times Sq. South	29,247	99.4%	99.4%	2,250,533	77.39	5
1010 Third Avenue	Upper East Side	28,243	100.0%	100.0%	3,077,783	108.98	1
501 Seventh Avenue	Penn Station -Times Sq. South	27,213	85.3%	85.3%	1,656,260	71.37	7
77 West 55th Street	Midtown	25,388	100.0%	100.0%	2,112,538	83.21	3
1350 Broadway (11)	Penn Station -Times Sq. South	19,511	100.0%	100.0%	4,140,247	212.20	6
1400 Broadway (9)	Penn Station -Times Sq. South	17,017	100.0%	100.0%	2,078,883	122.17	7
561 10th Avenue	Hudson Yards	11,822	100.0%	100.0%	1,626,620	137.59	2
298 Mulberry Street	NoHo	10,365	100.0%	100.0%	1,986,316	191.64	1
345 East 94th Street	Upper East Side	3,700	100.0%	100.0%	261,359	70.64	1
Total/Weighted Average Retail Properties		758,525	94.4%	95.3%	104,085,542	145.30	98

Portfolio Total		8,324,766	90.3%	93.6%	$552,036,848	$73.71	531
Notes:
(1) Excludes (i) 186,226 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 85,334 square feet of space attributable to the Company's Observatory, and (iii) square footage related to the Company's residential units.
(2) Based on leases signed and commenced as of December 31, 2025.
(3) Percent occupied and percent leased exclude 109,456 rentable square feet of broadcasting and storage space.
(4) Includes occupied space plus leases signed but not commenced as of December 31, 2025.
(5) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6) Represents annualized rent under leases commenced as of December 31, 2025 divided by occupied square feet.
(7) Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(8) Excludes approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, which will be redeveloped. As of December 31, 2025, the percent occupied and percent leased were 70.6%, which was comprised of 68.3% for office space and 100% for retail space.
(9) Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 38 years (expiring December 31, 2063).
(10) Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 51 years (expiring June 10, 2077).
(11) Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 25 years (expiring July 31, 2050).
(12) Excludes approximately 15,000 square feet of space related to the June 30, 2025 acquisition of 86-90 North 6th Street, which is under redevelopment. As of December 31, 2025, the percent occupied and percent leased were 0% and 49.5%, respectively.

Fourth Quarter 2025
Total Portfolio Expirations and Vacates Summary
(unaudited and in square feet)

	Actual	Forecast (1)				Forecast (1)	Forecast (1)
	Three Months Ended
Total Office and Retail Portfolio (2)	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026	December 31, 2026 (3)	Full Year 2026 (3)	Full Year 2027
Total expirations	185,590	146,179	35,775	85,465	172,261	439,680	637,739
Less: broadcasting	—	(906)	—	(511)	—	(1,417)	(7,247)
Office and retail expirations	185,590	145,273	35,775	84,954	172,261	438,263	630,492

Renewals & relocations (4)	16,968	55,233	601	47,502	16,647	119,983	68,287
New leases (5)	137,212	16,893	3,179	—	16,321	36,393	79,530
Vacates (6)	31,410	72,200	28,342	25,633	123,435	249,610	335,271
Unknown (7)	—	947	3,653	11,819	15,858	32,277	147,404
Total Office and Retail Portfolio expirations and vacates	185,590	145,273	35,775	84,954	172,261	438,263	630,492

Office Portfolio
Total expirations	184,123	140,741	35,775	74,305	172,261	423,082	577,734
Less: broadcasting	—	(906)	—	(511)	—	(1,417)	(7,247)
Office expirations	184,123	139,835	35,775	73,794	172,261	421,665	570,487

Renewals & relocations (4)	16,615	55,233	601	47,502	16,647	119,983	39,828
New leases (5)	137,212	11,455	3,179	—	16,321	30,955	55,688
Vacates (6)	30,296	72,200	28,342	14,473	123,435	238,450	334,984
Unknown (7)	—	947	3,653	11,819	15,858	32,277	139,987
Total expirations and vacates	184,123	139,835	35,775	73,794	172,261	421,665	570,487

Retail Portfolio
Retail expirations	1,467	5,438	—	11,160	—	16,598	60,005

Renewals & relocations (4)	353	—	—	—	—	—	28,459
New leases (5)	—	5,438	—	—	—	5,438	23,842
Vacates (6)	1,114	—	—	11,160	—	11,160	287
Unknown (7)	—	—	—	—	—	—	7,417
Total expirations and vacates	1,467	5,438	—	11,160	—	16,598	60,005
Notes:
(1) These forecasts, which are subject to change, are based on management's current expectations, including, among other things, discussions with and other information provided by tenants as well as management's analyses of past historical trends.
(2) Any lease on month to month or short-term will re-appear in "Actual" in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. "Forecast" avoids double counting.
(3) Includes in-place leases at 130 Mercer Street which was acquired in December 2025 and will be redeveloped.
(4) For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2026; and tenants who move within a building or within the Company's portfolio.
(5) For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. There may be downtime between the lease expiration and the new lease commencement.
(6) For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew at the end of tenants' existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.
(7) For forecasted periods, "Unknown" represents tenants whose intentions are unknown.

Fourth Quarter 2025
Tenant Lease Expirations
(unaudited)

Total Office and Retail Lease Expirations(1)	Number of Leases Expiring(2)	Rentable Square Feet Expiring(3)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent(4)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	680,169	7.8%	$—	—%	$—
Signed leases not commenced	20	282,664	3.2%	—	—%	—
4Q 2025(5)	7	137,688	1.6%	8,983,175	1.5%	65.24
Total 2025	7	137,688	1.6%	8,983,175	1.5%	65.24
1Q 2026	14	145,253	1.7%	9,008,950	1.5%	62.02
2Q 2026	8	35,775	0.4%	2,240,819	0.4%	62.64
3Q 2026	17	85,465	1.0%	5,296,123	0.9%	61.97
4Q 2026	19	172,261	2.0%	10,781,429	1.8%	62.59
Total 2026	58	438,754	5.1%	27,327,321	4.6%	62.28
2027	77	637,739	7.3%	43,493,933	7.4%	68.20
2028	61	861,251	9.9%	52,878,916	9.1%	61.40
2029	67	744,680	8.5%	65,659,565	11.2%	88.17
2030	55	697,240	8.0%	52,285,897	9.0%	74.99
2031	41	246,641	2.8%	28,524,653	4.9%	115.65
2032	30	383,114	4.4%	29,289,194	5.0%	76.45
2033	39	294,059	3.4%	26,057,091	4.5%	88.61
2034	25	385,204	4.4%	35,475,299	6.1%	92.09
2035	24	466,371	5.3%	32,847,860	5.6%	70.43
Thereafter	53	2,479,235	28.3%	181,172,820	31.1%	73.08
Total	557	8,734,809	100.0%	$583,995,724	100.0%	$75.14

Office Properties(1), (6)
Available	—	637,194	6.9%	$—	—%	$—
Signed leases not commenced	17	268,943	3.6%	—	—%	—
4Q 2025(5)	6	137,335	1.8%	8,947,459	2.0%	65.15
Total 2025	6	137,335	1.8%	8,947,459	2.0%	65.15
1Q 2026	13	139,815	1.8%	8,608,950	1.9%	61.57
2Q 2026	8	35,775	0.5%	2,240,819	0.5%	62.64
3Q 2026	15	74,305	1.0%	4,543,359	1.0%	61.14
4Q 2026	19	172,261	2.3%	10,781,429	2.4%	134.23
Total 2026	55	422,156	5.6%	26,174,557	5.8%	133.68
2027	71	577,734	7.6%	35,215,245	7.9%	60.95
2028	57	849,841	11.2%	51,044,781	11.4%	60.06
2029	55	619,338	8.2%	40,904,165	9.1%	66.05
2030	44	666,742	8.8%	45,008,542	10.0%	67.51
2031	30	171,927	2.3%	12,659,300	2.8%	73.63
2032	23	344,120	4.5%	25,255,254	5.6%	73.39
2033	25	236,815	3.1%	15,284,089	3.4%	64.54
2034	16	343,749	4.5%	24,217,107	5.4%	70.45
2035	20	458,489	6.1%	31,568,132	7.0%	68.85
Thereafter	34	2,199,624	25.8%	152,046,970	29.6%	147.60
Total Office properties	453	7,934,007	100.0%	$468,325,601	100.0%	$66.64
(Table continued on next page)

Fourth Quarter 2025
Tenant Lease Expirations
(unaudited)

Retail Properties(1)
Available	—	42,975	4.7%	$—	—%	$—
Signed leases not commenced	3	13,721	0.9%	—	—%	—
4Q 2025(5)	1	353	—%	35,716	—%	101.18
Total 2025	1	353	—%	35,716	—%	101.18
1Q 2026	1	5,438	0.7%	400,000	0.4%	73.56
2Q 2026	—	—	—%	—	—%	—
3Q 2026	2	11,160	1.5%	752,764	0.7%	67.45
4Q 2026	—	—	—%	—	—%	—
Total 2026	3	16,598	2.2%	1,152,764	1.1%	69.45
2027	6	60,005	7.9%	8,278,688	8.0%	137.97
2028	4	11,410	1.5%	1,834,135	1.8%	160.75
2029	12	125,342	16.5%	24,755,400	23.8%	197.50
2030	11	30,498	4.0%	7,277,355	7.0%	238.62
2031	11	74,714	9.8%	15,865,353	15.2%	212.35
2032	7	38,994	5.1%	4,033,940	3.9%	103.45
2033	14	57,244	5.8%	10,773,002	6.6%	448.40
2034	9	41,455	3.6%	11,258,192	3.4%	666.25
2035	4	7,882	1.0%	1,279,728	1.2%	162.36
Thereafter	19	279,611	37.0%	29,125,850	28.0%	104.17
Total retail properties	104	800,802	100.0%	$115,670,123	100.0%	$155.45
Notes:
(1) Includes in-place leases at 130 Mercer Street which was acquired in December 2025 and will be redeveloped.
(2) If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(3) Excludes (i) 186,226 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 85,334 square feet of space attributable to the Company's Observatory, and (iii) square footage related to the Company's residential units.
(4) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5) Represents leases that are included in occupancy as of December 31, 2025 and expire on December 31, 2025.
(6) Excludes (i) retail space in the Manhattan office and (ii) the Empire State Building broadcasting licenses and Observatory operations.

Fourth Quarter 2025
20 Largest Tenants and Portfolio Tenant Diversification by Industry
(unaudited)

20 Largest Tenants(1)		Property	Lease Expiration(2)	Weighted Average Remaining Lease Term(3)	Total Occupied Square Feet(4)	Percent of Portfolio Rentable Square Feet(5)	Annualized Rent(6)	Percent of Portfolio Annualized Rent(7)
1.	LinkedIn(8)	Empire State Building	Feb. 2026 - Aug. 2036	9.8 years	423,544	4.91%	$32,128,364	5.50%
2.	Flagstar Bank	1400 Broadway	Aug. 2039	13.7 years	313,109	3.63%	19,654,839	3.37%
3.	Scholastic Inc.(9)	130 Mercer	Dec. 2040	15.0 years	221,952	2.57%	18,208,375	3.12%
4.	Sephora USA, Inc.	112 West 34th Street, 130 Mercer	Jan. 2029 - Jan. 2034	5.0 years	21,834	0.25%	16,975,537	2.91%
5.	Centric Brands Inc.	Empire State Building	Oct. 2028	2.8 years	252,929	2.93%	14,521,493	2.49%
6.	PVH Corp.(10)	501 Seventh Avenue	Jan. 2026 - Oct. 2028	2.2 years	237,281	2.75%	13,447,768	2.30%
7.	Institutional Capital Network, Inc.	One Grand Central Place	Dec. 2041	16.0 years	154,050	1.79%	11,007,947	1.88%
8.	Burlington Merchandising Corporation	1400 Broadway	Dec. 2042	17.0 years	170,763	1.98%	10,761,521	1.84%
9.	Target Corporation	112 West 34th St., 10 Union Sq.	Jan. 2038	12.1 years	81,340	0.94%	9,585,195	1.64%
10.	Macy's	111 West 33rd Street	May 2030	4.4 years	131,117	1.52%	9,530,585	1.63%
11.	Coty Inc.	Empire State Building	Jan. 2030	4.1 years	157,892	1.83%	9,422,377	1.61%
12.	Foot Locker, Inc.	112 West 34th Street	Sep. 2031	5.8 years	34,192	0.40%	8,630,727	1.48%
13.	URBAN OUTFITTERS	1333 Broadway	Sep. 2029	3.8 years	56,730	0.66%	8,489,236	1.45%
14.	Li & Fung(11)	1359 Broadway, ESB	Oct. 2027 - Oct. 2028	2.5 years	149,061	1.73%	8,237,563	1.41%
15.	FDIC(12)	Empire State Building	Dec. 2025	0.0 years	119,226	1.38%	7,823,959	1.34%
16.	Shutterstock, Inc.	Empire State Building	Apr. 2029	3.3 years	108,937	1.26%	7,625,255	1.31%
17.	Fragomen	1400 Broadway	Feb. 2035	9.2 years	107,680	1.25%	7,122,842	1.22%
18.	The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	3.9 years	86,492	1.00%	6,555,874	1.12%
19.	ASCAP	250 West 57th Street	Aug. 2034	8.7 years	87,943	1.02%	6,481,430	1.11%
20.	HNTB Corporation	Empire State Building	Sep. 2034	8.8 years	78,361	0.91%	5,683,260	0.97%
	Total				2,994,433	34.71%	$231,894,147	39.70%
Notes:

Portfolio Tenant Diversification by Industry (based on annualized rent)(1)

Finance, insurance, real estate 12.6%
Professional services 8.8%
Retail 20.1%
Technology, media and advertising 16.0%
Legal services 5.5%
Non-profit 4.5%
Arts & entertainment 3.2%
Government entity 2.2%
Broadcast 1.0%
Healthcare 2.0%
Other 5.7%
Consumer goods 18.4%

(1) Includes in-place leases at 130 Mercer Street which was acquired in December 2025 and will be redeveloped.
(2) Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(3) Represents the weighted average lease term based on annualized rent.
(4) Based on leases signed and commenced as of December 31, 2025.
(5) Represents the percentage of rentable square feet of the Company's office and retail portfolios in the aggregate.
(6) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(7) Represents the percentage of annualized rent of the Company's office and retail portfolios in the aggregate.
(8) Includes 40,781 square feet of expiries by December 31, 2027, none of which has been re-leased as of December 31, 2025.
(9) Includes 210,676 square feet of office space with annualized rent of $17,907,460 and 11,276 square feet of storage space.
(10) Includes 50,560 square feet of expiries by December 31, 2027, none of which has been re-leased as of December 31, 2025.
(11) Includes 45,598 square feet of expiries at 1359 Broadway by December 31, 2027, of which 24,212 square feet has been pre-leased.
(12) Tenant’s 119,226 square feet has been pre-leased.

Fourth Quarter 2025
Incremental Cash Rent Contributing to Cash NOI, Capital Expenditures and Redevelopment Program
(unaudited and dollars in thousands)

Incremental Cash Rent Contributing to Cash NOI in the Following Years From Burn-off of Free Rent and Signed Leases not Commenced (1)

	Square	Incremental Annual	Incremental Cash Rent(2) Contributing to Cash NOI in the Following Years
Expected Cash Commencement	Feet	Cash Rent	2026	2027	2028	2029	2030
First quarter 2026	82,327	$6,502	$5,909	$6,217	$5,882	$5,646	$4,739
Second quarter 2026	160,742	8,599	5,557	8,599	8,599	8,599	8,599
Third quarter 2026	143,736	8,533	3,772	8,533	8,533	8,533	8,533
Fourth quarter 2026	183,652	11,647	1,326	11,647	11,647	11,647	11,647
First quarter 2027	94,358	7,535	—	7,011	7,535	7,535	7,535
Second quarter 2027	51,726	2,951	—	2,224	2,951	2,951	2,978
Third quarter 2027	47,460	2,840	—	1,244	2,840	2,840	2,840
Fourth quarter 2027	59,455	4,553	—	796	4,553	4,553	4,553
First quarter 2028	34,162	2,462	—	—	2,404	2,462	2,462
Second quarter 2028	39,610	1,018	—	—	764	1,018	1,018
Third quarter 2028	24,212	77	—	—	26	77	77
Second quarter 2029	25,212	91	—	—	—	53	91
	946,652	$56,808	$16,564	$46,271	$55,734	$55,914	$55,072

	Initial Annual	Incremental Annual	Incremental Cash Rent(2) Contributing to Cash NOI in the Following Years
4Q 2025	Cash Rent	Cash Rent	2026	2027	2028	2029	2030
Commenced leases in free rent period	$37,349	$31,820	$14,647	$31,820	$31,820	$31,584	$30,677
Signed leases not commenced	35,191	24,988	1,917	14,451	23,914	24,330	24,395
	$72,540	$56,808	$16,564	$46,271	$55,734	$55,914	$55,072

	Three Months Ended
Capital expenditures	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Tenant improvements - first generation	$—	$29	$39	$174	$2,744
Tenant improvements - second generation (3)	21,406	15,979	36,890	39,304	45,969
Leasing commissions - first generation	1,387	—	—	—	98
Leasing commissions - second generation	8,730	3,144	7,605	7,629	10,769
Building improvements - first generation	2,556	1,094	236	—	180
Building improvements - second generation	4,704	5,571	7,868	5,770	9,377
Non-recurring capital improvements	8,499	14,495	8,934	2,910	14,420
Total	$47,282	$40,312	$61,572	$55,787	$83,557
Notes:
(1) Reflects contractual cash rent assumptions based on in-place leases and do not represent guidance or projections of future financial performance.
(2) Reflects initial annual cash rent less annual cash rent from existing tenant in the space.
(3) The period ended December 31, 2024 includes a tenant improvement allowance of approximately $23.5 million related to certain leases signed in 2018 and 2021.

Fourth Quarter 2025
Observatory Summary
(unaudited and dollars in thousands)

	Twelve Months to Date	Three Months Ended
Observatory NOI		December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Observatory revenue (1)	$128,329	$35,232	$36,037	$33,899	$23,161	$38,275
Observatory expenses	38,237	10,787	9,510	9,822	8,118	9,730
NOI	90,092	24,445	26,527	24,077	15,043	28,545
Intercompany rent expense (2)	76,306	20,295	20,185	20,666	15,160	22,969
NOI after intercompany rent	$13,786	$4,150	$6,342	$3,411	$(117)	$5,576

Observatory Metrics
Number of visitors (3)		618,000	648,000	629,000	428,000	718,000
Change in visitors year over year		(13.9)%	(10.9)%	(2.9)%	(11.8)%	1.0%
Number of bad weather days ("BWD") (4)		15	6	21	13	8
Notes:
(1) Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, the fixed license fee was $1,904, $1,904, $1,904, $1,904 and $1,855, respectively.
(2) The Observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3) Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4) The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.

Fourth Quarter 2025
Debt Summary
(unaudited and dollars in thousands)

	December 31, 2025
		Weighted Average
Debt Summary	Balance	Interest Rate (1)	Maturity (Years)
Mortgage debt	$629,011	3.64%	5.3
Senior unsecured notes (2)	1,275,000	4.86%	4.8
Unsecured term loan facilities (3)	340,000	4.44%	4.5
Unsecured revolving credit facility (4)	50,000	4.81%	3.2
Total fixed rate debt	2,294,011	4.46%	4.8
Unsecured term loan facilities (5)	—	—	—
Unsecured revolving credit facility (4)	95,000	5.07%	3.2
Total variable rate debt	95,000	5.07%	3.2
Total debt	2,389,011	4.48%	4.8
Deferred financing costs, net	(11,878)
Debt discount	(5,402)
Total	$2,371,731

Available Capacity	Facility	Outstanding at December 31, 2025	Letters of Credit	Available Capacity
Unsecured revolving credit facility (6)	$620,000	$145,000	$—	$475,000

Covenant Summary	Required	Current Quarter	In Compliance
Maximum Total Leverage (7)	< 60%	36.4%	Yes
Maximum Secured Leverage (8)	< 40%	10.2%	Yes
Minimum Fixed Charge Coverage	> 1.50x	3.0x	Yes
Minimum Unencumbered Interest Coverage	> 1.75x	4.4x	Yes
Maximum Unsecured Leverage (9)	< 60%	35.4%	Yes
Notes:
(1) These reflect the weighted average interest rates comprised of either the fixed coupon of the debt, the rate which are fixed under variable to fixed interest rate swap agreements, or the current variable rate of the revolving credit facility.
(2) In the fourth quarter, the Company issued $175 million of senior unsecured notes in a private placement transaction at a fixed rate of 5.47% that matures in 2031.
(3) In the fourth quarter, the Company closed on a $245 million upsize and extension of its unsecured term loan credit facility that will now mature in 2031, inclusive of extensions. SOFR is fixed at 2.56% for $175 million through December 31, 2026 and at 3.01% thereafter through maturity. In addition, SOFR is fixed at 3.31%, 3.23% and 3.25% for $95 million, $35 million and $35 million, respectively, through maturity.
(4) In the fourth quarter of 2025, the Company drew $145 million on the unsecured revolving credit facility. SOFR is fixed at 3.40% for $50 million through December 31, 2026.
(5) As of December 31, 2025, each of our unsecured term loan facilities are fixed under variable to fixed interest rate swap agreements.
(6) This unsecured revolving credit facility matures in March 2029, inclusive of two additional six-month extension options.
(7) Represents the ratio of total indebtedness to total asset value as determined in accordance with the credit facility agreement.
(8) Represents the ratio of secured indebtedness to total asset value as determined in accordance with the credit facility agreement.
(9) Represents the ratio of unsecured indebtedness to unencumbered asset value as determined in accordance with the credit facility agreement.

Fourth Quarter 2025
Debt Detail
(unaudited and dollars in thousands)

	Stated Interest Rate (%)	Principal Balance	Maturity Date	Amortization
10 Union Square	3.70%	$50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	30,000	5/1/2027	Interest only
1010 Third Avenue & 77 West 55th St.	4.01%	33,102	1/5/2028	30 years
250 West 57th Street	2.83%	180,000	12/1/2030	Interest only
1333 Broadway	4.21%	160,000	2/5/2033	Interest only
345 East 94th Street - Series A	70% of SOFR plus 0.95%	43,600	11/1/2030	Interest only
345 East 94th Street - Series B	SOFR plus 2.24%	5,704	11/1/2030	30 years
561 10th Avenue - Series A	70% of SOFR plus 1.07%	114,500	11/1/2033	Interest only
561 10th Avenue - Series B	SOFR plus 2.45%	12,105	11/1/2033	30 years
Total fixed rate mortgage debt		629,011

Unsecured term loan facility	SOFR plus 1.50%	245,000	1/15/2031	Interest only
Unsecured term loan facility	SOFR plus 1.50%	95,000	3/8/2029	Interest only
Unsecured revolving credit facility	SOFR plus 1.30%	145,000	3/8/2029	Interest only
Senior unsecured notes:
Series B	4.09%	125,000	3/27/2027	Interest only
Series C	4.18%	125,000	3/27/2030	Interest only
Series D	4.08%	115,000	1/22/2028	Interest only
Series E	4.26%	160,000	3/22/2030	Interest only
Series F	4.44%	175,000	3/22/2033	Interest only
Series G	3.61%	100,000	3/17/2032	Interest only
Series H	3.73%	75,000	3/17/2035	Interest only
Series I	7.20%	155,000	6/17/2029	Interest only
Series J	7.32%	45,000	6/17/2031	Interest only
Series K	7.41%	25,000	6/17/2034	Interest only
Series L	5.47%	175,000	1/7/2031	Interest only
Total / weighted average debt	4.48%	2,389,011
Deferred financing costs, net		(11,878)
Debt discount		(5,402)
Total		$2,371,731

Fourth Quarter 2025
Debt Maturities and Ground Lease Commitments
(unaudited and dollars in thousands)

Year	Maturities (1)	Amortization	Total	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2026	$50,000	$3,958	$53,958	2.3%	3.70%
2027	155,000	4,276	159,276	6.7%	4.13%
2028	146,091	3,555	149,646	6.3%	4.06%
2029	395,000	3,890	398,890	16.7%	5.84%
2030	508,600	4,511	513,111	21.5%	3.67%
2031	465,000	3,283	468,283	19.6%	5.01%
2032	100,000	3,591	103,591	4.3%	3.61%
2033	439,007	3,249	442,256	18.5%	4.20%
2034	25,000	—	25,000	1.0%	7.41%
2035	75,000	—	75,000	3.1%	3.73%
Total debt	$2,358,698	$30,313	2,389,011	100.0%	4.48%
Deferred financing costs, net			(11,878)
Debt discount			(5,402)
Total			$2,371,731

Ground Lease Commitments (2)
Year	1350 Broadway (3)	1400 Broadway (4)	111 West 33rd Street (5)	Total
2026	$93	$675	$735	$1,503
2027	72	675	735	1,482
2028	72	675	735	1,482
2029	72	675	735	1,482
2030	72	675	735	1,482
Thereafter	1,410	22,275	34,116	57,801
	$1,791	$25,650	$37,791	$65,232
Notes:
(1) Assumes extension options are exercised for the term loans and revolving credit facility.
(2) There are no fair value market resets, no step-ups, and no escalations in the three ground lease commitments.
(3) Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 25 years.
(4) Expires December 31, 2063 with a remaining term, including unilateral extension rights available to the Company, of approximately 38 years.
(5) Expires June 10, 2077 with a remaining term, including unilateral extension rights available to the Company, of approximately 51 years.